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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60763) pertaining to the Broadcom Corporation 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-80317) pertaining to the Epigram, Inc. 1996 Stock Plan, the Maverick Networks 1998 Stock Plan and stock option grants to three employees of Armedia, Inc.; the Registration Statement (Form S-8 No. 333-87673) pertaining to the AltoCom, Inc. 1997 Stock Plan and the HotHaus Technologies Inc. Incentive Stock Option Plan; the Registration Statement (Form S-3 No. 333-90903) and related Prospectus pertaining to the registration of 653,159 shares of Class A common stock and 653,159 shares of Class B common stock; the Registration Statement (Form S-8 No. 333-93457) pertaining to the Broadcom Corporation 1999 Special Stock Option Plan and Broadcom Corporation 1998 Stock Incentive Plan; and the Registration Statement (Form S-8 No. 333-33170) pertaining to the Broadcom Corporation 1998 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Stock Incentive Plan, BlueSteel Networks, Inc. 1999 Non-Employee Stock Plan, Digital Furnace Corporation Amended and Restated Stock Incentive Plan, Stellar Semiconductor, Inc. 1999 Equity Incentive Plan and Stellar Semiconductor, Inc. 1997 Stock Option/Stock Issuance Plan, of our report dated January 18, 2000 (except for Note 13, as to which the date is March 8, 2000), with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                  /s/ Ernst & Young LLP



Orange County, California
March 30, 2000